Exhibit 23.4

Gelteq Limited

The Directors

641 Glen Huntly Road, Caulfield

Melbourne

VIC 3162

Dear Directors,

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated March 17, 2023 relating to the consolidated financial statements of Gelteq Limited and its subsidiaries as of June 30, 2022 and 2021 and for the years then ended. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

UHY Haines Norton

Sydney

2 August 2023